UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 21, 2003

                              OMEGA VENTURES, INC.

             (Exact name of registrant as specified in its charter)



            Nevada                        000-5468             88-0427195
-----------------------------          ---------------         ----------
(State  or  other  jurisdiction        (Commission           (IRS  Employer
      of  incorporation)               File  Number)        Identification  No.)


             9000 SHERIDAN STREET, SUITE 7, PEMBROKE PINES, FL 33024
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (800) 230-2249

                         1680 n. vine Street, Suite 904
                               Hollywood, CA 90028
                   (Former name or former address, if changed
                              since last report.)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Not Applicable

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Not Applicable.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 9 - Re-Capitalization Agreement between AngelCiti Entertainment, Inc. and Omega Ventures, Inc. dated as of May 21, 2003.

ITEM 8. CHANGE IN FISCAL YEAR.

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE.

Omega Ventures, Inc. has entered into a Re-Capitalization Agreement with AngelCiti Entertainment, Inc., in which Omega holds a majority interest of the common shares. Pursuant to that Agreement, Omega Ventures, Inc. will return 75 million common shares to the treasury of AngelCiti in exchange for 11,000 shares of newly created Preferred Series A Shares, which are not convertible into common shares, but provide for voting of 5,000 common shares for each share of Preferred Series A issued. This transaction is scheduled to be completed on or about the week of June 30, 2003.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              OMEGA VENTURES, INC.
                                  (Registrant)





Date: May 21, 2003                        /s/  Lawrence Hartman
                                          ----------------------
                                          Lawrence Hartman